Exhibit (p)

ARK ETF TRUST

ARK INVESTMENT MANAGEMENT LLC

JOINT CODE OF ETHICS

I.             Introduction

The Board of Trustees (“Board”) of ARK ETF Trust (“Trust”) and ARK Investment Management LLC (“Adviser”), in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (“1940 Act”), and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”), have approved and adopted this Code of Ethics (“Code”) and have determined that this Code is reasonably designed to prevent Access Persons, as defined herein, from engaging in conduct prohibited by Rule 17j-1 and Rule 204A-1. This Code also sets forth the general fiduciary principles to which all Access Persons are subject and establishes reporting requirements for Access Persons.  Certain capitalized terms used in this Code and not defined in the text herein are defined in Appendix A.

A.           About the Trust and the Adviser

The Trust is a registered investment company that consists of multiple series, each an exchange-traded fund, which are hereinafter referred to as the “Funds.” Additional series of the Trust may be registered in the future; references herein to “a Fund” include the Funds and any such additional series.  The Adviser is the investment adviser for the Funds.  Foreside Fund Services, LLC (“Distributor”) serves as the distributor of shares of the Funds on an agency basis.  In adopting this Code, the Board took into consideration all of these facts.

B.            Who is Covered by the Code

This Code applies to all “Access Persons,” which includes the following persons.

1.	Any Advisory Person[1] of a Fund or of a Fund’s investment adviser.

2.	Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities (as defined under Rule 17j-1) by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

[1]	The term “Advisory Person” is defined in Rule 17j-1 as (i) any director, officer, general partner or employee of the Funds or investment adviser (or of any company in a control (as defined under Rule 17j-1) relationship to the Funds or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Funds or investment adviser who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of Covered Securities by the Funds.

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3.	Any of the Adviser’s “supervised persons”[2] (A) who has access to nonpublic information regarding any of the Adviser’s clients’ (including the Funds’) purchase or sale of securities, or nonpublic information regarding the portfolio holdings of a Fund; or (B) who is involved in making securities recommendations to clients (including the Funds), or who has access to such recommendations that are nonpublic.

II.	Statement of General Fiduciary Principles and Standards of Business Conduct

The Adviser requires that its employees, officers and Access Persons conduct their personal investment activities in accordance with the following general fiduciary principles:

•	the duty at all times to place the interests of each Fund’s shareholders first;

•	the requirement that all personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•	the fundamental standard that Adviser personnel should not take inappropriate advantage of their positions.

In view of the foregoing, the Adviser has determined to adopt this Code to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.

Pursuant to Section 206 of the Advisers Act and Rule 17j-1, Access Persons are prohibited from engaging in fraudulent, deceptive or manipulative conduct. The Adviser and its Access Persons have a duty of utmost good faith to act solely in the best interest of the Adviser’s clients, including the Funds. The Adviser and its Access Persons are subject to the following specific fiduciary obligations when dealing with clients, including the Funds, and each Fund’s shareholders:

•	to have a reasonable, independent basis for the investment advice provided;

•	to seek best execution for a client’s transactions;

•	to ensure that investment advice is suitable; and

•	to be loyal to clients.

[2]	A “supervised person” of the Adviser means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

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All Access Persons and any of the Adviser’s supervised persons are required to comply with all applicable federal securities laws at all times.

III.	Restrictions on Personal Investing Activities

A.	General Policy

No Access Person shall, in connection with the direct or indirect purchase or sale of a Security “held or to be acquired”3 by a Fund:

•	employ any device, scheme or artifice to defraud a Fund;

•	make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

•	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a Fund; or

•	engage in any manipulative practice with respect to a Fund.

B.	Pre-Clearance of Investments in IPOs or Limited Offerings

Access Persons who also meet the definition of Investment Personnel may not directly or indirectly acquire Beneficial Ownership in any Securities in an initial public offering (“IPO”) or Limited Offering without obtaining, in advance of the transaction, clearance from the Chief Compliance Officer (“CCO”).4  In order to obtain pre-clearance, a person meeting the definition of Investment Personnel must complete and submit to the CCO a Personal Trade Request Form (a “PTR”) which is included as Appendix B. The CCO must review each request for approval and record the decision regarding the request.  The general standards for granting or denying pre-clearance are discussed below, although the CCO retains authority to grant pre-clearance in exceptional circumstances for good cause.  If pre-clearance is obtained, the approval is valid for the day on which it is granted and the immediately following business day.  The CCO may revoke a pre-clearance any time after it is granted and before the transaction is executed.

Pre-clearance will typically not be given to an Access Person to purchase or sell any IPO or Limited Offering of an issuer (i) if such Security is included in a Fund’s portfolio, on a day when the Security is “being considered for purchase or sale” by the Fund; (ii) if such Security is not included in a Fund’s portfolio but notice has been given that such Security will be added to, or removed from, the Fund’s portfolio, until such time as the applicable Fund completes the reconstitution of its portfolio; or (iii) when the CCO has been advised by the Adviser that the same Security is being considered for purchase or sale for a Fund.

[3]	With respect to a Fund, a security “held or to be acquired” means (i) any Covered Security (as defined under Rule 17j-1(a)(4)) which, within the most recent 15 days: (A) is or has been held by a Fund; or (B) is being or has been considered by a Fund or its investment adviser for purchase by a Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security that is described in (i)(A) or (i)(B).

[4]	References in this Code of Ethics to the CCO refer to the CCO of the Adviser, unless otherwise noted.

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C.	Restrictions on Personal Securities Transactions For Access Persons Other than Independent Trustees and Distributor Access Persons

Each Access Person shall direct his or her broker to supply to the CCO, on a timely basis, duplicate copies of confirmations of all Securities transactions, other than for Exempt Securities, in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, and copies of periodic statements for all securities accounts.

1.	Pre-clearance

Access Persons may not buy or sell Securities, other than Exempt Securities, for any account in which he or she has any direct or indirect Beneficial Ownership, unless such person obtains, in advance of the transaction, clearance for that transaction from the CCO or his designee.  The CCO is the person responsible for reviewing and granting pre-clearance requests under the Code.  The general standards for granting or denying pre-clearance are discussed below, although the CCO retains authority to grant pre-clearance in exceptional circumstances for good cause.

Pre-clearance must be obtained for all Securities, except Exempt Securities, that either (i) are included in a Fund’s portfolio; (ii) for which notice has been given that such Security will be added to, or deleted from, a Fund’s portfolio; or (iii) when the CCO has been advised by the Adviser that the same Security is being considered for purchase or sale for a Fund.

In order to obtain pre-clearance, an Access Person must complete and submit to the CCO a PTR. If the transaction is approved by the CCO, that approval is valid for the day on which it is granted and the immediately following business day. The CCO may revoke a pre-clearance any time after it is granted and before the transaction is executed.  Pre-clearance will typically not be given to purchase or sell any Security of an issuer (i) if such Security is included in a Fund’s portfolio, on a day when the Security is being considered for purchase or sale by the Fund; (ii) if such Security is not included in a Fund’s portfolio but notice has been given that such Security will be added to, or deleted from, the Fund’s portfolio, until such time as the applicable Fund completes the reconstitution of its portfolio; or (iii) when the CCO has been advised by the Adviser that the same Security is being considered for purchase or sale for a Fund.

2.	Prohibition on Short-Term Trading

Access Persons may not purchase and sell, or sell and purchase, within any period of 30 calendar days, a Security, other than an Exempt Security, held by a Fund.  If any such transactions occur, the Trust will require any profits from the transactions to be disgorged for donation by the Trust to charity.  In applying the 30 calendar day holding period, the Trust will apply the “last-in, first-out” methodology.

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3.          Prohibition on Short Sales and Similar Transactions

Access Persons may not purchase a put option or sell a call option, sell short or otherwise take a short position, either directly or through any Beneficial Ownership, in any Security held by a Fund.

D.	Restrictions on Personal Securities Transactions by Access Persons who are Independent Trustees

The Trust recognizes that Independent Trustees do not have on-going, day-to-day involvement with the operations of the Trust and are not involved in decisions regarding Fund portfolio transactions.  In addition, it is the practice of the Trust to give information about Securities purchased or sold by a Fund, or considered for purchase and sale by a Fund, to Independent Trustees in materials circulated more than 15 days after such Securities are purchased or sold by a Fund or are considered for purchase or sale by a Fund.

Accordingly, the Trust believes that less stringent controls are appropriate for Independent Trustees, as follows:

1.	The Securities pre-clearance requirement contained in paragraph III.C.l and the short-term trading and short sale restrictions in paragraphs III.C.2 and III.C.3 above shall only apply to an Independent Trustee if he or she knew or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that at the time of his or her transaction in a Security (other than an Exempt Security) or during the 15-day period before that transaction, that the Security was also purchased or sold by a Fund or considered for purchase or sale by a Fund.

2.	If the pre-clearance provisions of the preceding paragraph apply, no pre-clearance will be given to an Independent Trustee to purchase or sell any Security of an issuer (i) if such Security is included in a Fund’s portfolio, on a day when the Security is being considered for purchase or sale by the Fund; (ii) if such Security is not included in a Fund’s portfolio but notice has been given that such Security will be added to, or deleted from, the Fund’s portfolio, until such time as the applicable Fund completes the reconstitution of its portfolio; or (iii) when the CCO has been advised by the Adviser that the same Security is being considered for purchase or sale for a Fund.

IV.	Reporting Requirements and Procedures

In order to provide the Trust and the Adviser with information to enable them to determine with reasonable assurance whether the provisions of this Code are being observed by all Access Persons, the following reporting requirements regarding personal securities transactions apply. The Adviser has designated the CCO as the person responsible for receiving from and reviewing the reports of the Adviser’s Access Persons as detailed in this paragraph IV. The Trust’s CCO will also be responsible for receiving and reviewing such reports from the Trust’s Access Persons.

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A.	Reporting Requirements for Access Persons Other than Independent Trustees and Distributor Access Persons

1.	Initial and Annual Holdings Reports: Within ten days after a person becomes an Access Person, and annually thereafter, such person shall submit to the CCO a completed Initial/Annual Holdings Report substantially in the form attached hereto as Appendix C. Each holdings report must contain, at a minimum, (a) the title and type of Security, and, as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security (other than an Exempt Security) in which the person has any direct or indirect Beneficial Ownership; (b) the name of any broker, dealer or bank with whom the person maintains an account in which any Securities other than Exempt Securities are held for the person’s direct or indirect benefit; and (c) the date the person submits the report. The Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person and the Annual Holdings Report shall be submitted no later than January 31 and must be current as of a date no more than 45 days prior to the date the report is submitted.

2.	Quarterly Report: Each Access Person shall submit reports substantially in the form attached hereto as Appendix D to the applicable CCO, showing all transactions in Securities (other than Exempt Securities) in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, as well as all accounts established with brokers, dealers or banks during the quarter in which any Securities, other than Exempt Securities, were held for the direct or indirect beneficial interest of the person. Such reports shall be filed no later than 30 days after the end of each calendar quarter. An Access Person need not make a quarterly transaction report under this paragraph if all of the information required by this paragraph is contained in the brokerage confirmations or account statements required to be submitted under III.D above. The Report must include the date on which such report was submitted to the CCO.

B.	Reporting Requirements for Independent Trustees

An Independent Trustee need not make an initial or annual holdings report described in paragraph IV.A.1 above and shall only be required to submit the quarterly report required under paragraph IV.A.2 for a transaction in a Security (other than an Exempt Security) where he or she knew (or should have known) at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director, should have known that during the 15-day period immediately preceding or after the date of the transaction, such Security is or was purchased or sold, or considered for purchase or sale, by a Fund.

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V.	Administration of the Code

A.	CCO’s Duties and Responsibilities

1.	The CCO shall promptly provide all Access Persons with a copy of the Code. In addition, all Access Persons and all of the Adviser’s supervised persons must complete the Acknowledgment included as Appendix E within ten days of becoming subject to this Code and must submit an Acknowledgment to the CCO by January 31 each year thereafter.

2.	The CCO shall identify all Access Persons and inform them of their reporting obligations promptly.

3.	In determining whether to approve a PTR, the CCO will determine, in good faith, whether the Access Person knew, or should have known, that a Fund had engaged in a transaction involving, or was contemplating a transaction involving, such a Security with 15 days of the PTR. The CCO must maintain a record of any decision relating to pre-clearance requests, and the reasons supporting the decision, for at least five years after the end of the fiscal year in which the approval is granted.

4.	The CCO will, on a quarterly basis, compare all reported personal securities transactions with each Fund’s completed portfolio transactions during the quarter to determine whether a Code violation may have occurred. The CCO may request additional information or take any other appropriate measure that he or she decides is necessary to aid in this determination.

5.	If the CCO finds that a Code violation may have occurred, the CCO must report the possible violation to the Board.

6.	The CCO will submit his or her own reports (as required) to an alternate compliance officer who will fulfill the duties of the CCO with respect to such reports.

7.	At least annually, the CCO must furnish to the Board, and the Board must consider, a written report that describes any issues arising under the Code since the previous report, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and certifies that the Code contains policies and procedures reasonably designed to prevent Access Persons from violating the Code.

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B.	The Board’s Duties and Responsibilities

1.	The Board, including a majority of independent trustees, must approve this Code before retaining the Adviser’s services;

2.	The Board must approve all material changes to this Code no later than six months after adoption of the material change; and

3.	The Board will determine, in its sole discretion, whether a person has violated the Code. If it is determined that a person violated the Code, the Board shall determine the appropriate disciplinary action to be taken and sanctions to be imposed.

C.	The Adviser’s Duties and Responsibilities

At least annually, the Adviser shall furnish to the Board, and the Board shall consider, a written report that describes any issues arising under this code of ethics since the previous report, including, but not limited to, information about material violations of the code of ethics or procedures and sanctions imposed in response to the material violations; and certifies that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating the code of ethics.

VI.	Recordkeeping

The CCO will maintain records as set forth below.  These records will be maintained in accordance with Rule 17j-1 under the 1940 Act and Rule 204 under the Advisers Act and the following requirements.  They will be available for examination by representatives of the Securities and Exchange Commission (the “SEC”) and other regulatory agencies.

A.	A copy of this Code and any other code adopted by the Trust which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

B.	A record of any Code violation and of any action taken as a result of the violation will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

C.	A copy of each report submitted by an Access Person under this Code will be preserved for a period of at least five years from the end of the fiscal year in which the report is made or the information is provided, for the first two years in an easily accessible place.

D.	A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, and a list of those who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

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E.	A copy of each annual issues report and accompanying certification, as required by this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

F.	A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph III.B, for at least five years from the end of the fiscal year in which the approval is granted.

VII.	Miscellaneous

A.	Confidentiality

The Trust will endeavor to maintain the confidentiality of all PTRs and any other information filed pursuant to this Code.  Such reports and related information, however, may be produced to the SEC and other regulatory agencies.

B.	The “should have known” standard

For purposes of this Code, the “should have known” standard does not:

•	imply a duty of inquiry;

•	presume that the individual should have deduced or extrapolated from discussions or memoranda dealing with a Fund’s investment strategies; or

•	impute knowledge from the individual’s awareness of a Fund’s portfolio holdings, market considerations, benchmark index, or investment policies, objectives and restrictions.

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APPENDIX A

GLOSSARY

Beneficial Owner: Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in any class of equity securities. Pecuniary interest in any class of equity securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such securities. “Indirect” pecuniary interest includes: (A) securities held by members of a person’s immediately family sharing the same household; (B) a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership; (C) certain performance-related fees; (D) a person’s right to dividends that is separated or separable from the underlying securities; (E) a person’s interest in securities held by a trust; and (F) a person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

Exempt Securities: Those Securities listed as exempt on Appendix F.

Family/Household: The term “immediate family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

Investment Personnel: “Investment Personnel” includes: (i) any employee of the Funds or the Adviser (or of any company in a control relationship to the Funds or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds; and (ii) any natural person who controls the Funds or Adviser and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Funds.

Limited Offering: An offering that is exempt from registration under the Securities Act of 1933, as amended (“1933 Act”), pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

Security: A “security” as defined under Section 3(a)(10) of the Securities Exchange act of 1934, as amended, Section 202(a)(18) of the Investment Advisers Act of 1940, as amended, or Section 2(a)(36) of the Investment Company Act of 1940, as amended. Examples include, but are not limited to, any note, stock, treasury stock, security future, financial futures contract or option thereon, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. “Security” shall include any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.” The definition of “Security” applies regardless of the registration status or domicile of registration of said Security (i.e., the term Security includes both private placements and publicly-traded securities as well as domestic and foreign securities).

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APPENDIX B

PERSONAL TRADE REQUEST FORM

ARK ETF Trust

ARK Investment Management LLC

Investment Personnel Request for Permission to Engage in Personal Transaction

I hereby request permission to effect a transaction in the security as indicated below for my own account or other account in which I have a beneficial interest or legal title.

The approval will be effective only for a transaction completed prior to the close of business on the day of approval. Any transaction, or portion thereof, not so completed will require a new approval.

Note: A separate form must be used for each security transaction.

I am familiar with and agree to abide by the requirements set forth in the Code of Ethics. I am aware that except in limited circumstances, it shall be a violation of the Code of Ethics if any series of the ARK ETF Trust or any other investment advisory client of ARK Investment Management LLC buys or sells the same security within three (3) business days preceding or subsequent to my transaction. I am also aware that I may not redeem shares of any registered open-end investment company affiliated with ARK Investment Management LLC other than a money market mutual fund, within thirty (30) days of the purchase of a share in that fund.

Name of Security/Symbol	CUSIP Number _______________

A. PURCHASE

Number of Shares or	Unit Price	Total Price
Principal Amount

Name of Security/Symbol	CUSIP Number _______________

B. SALE

Number of Shares or	Unit Price	Total Price	Date Acquired	Unit Price at
Principal Amount				Acquisition

☐ Check box if the security is offered through a private placement / Limited Offering

☐ Check box if the security is offered in an Initial Public Offering (IPO)

If either box is checked, Chief Compliance Officer must initial indicating approval, which may be withheld in the sole discretion thereof

___________ Initials of Chief Compliance Officer	Date	Signature of Employee

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PERMISSION:	Granted _______	Date	Signature of Compliance Officer

Denied _______

IMPORTANT REMINDER: ADVISE YOUR BROKER TO SUPPLY DUPLICATE STATEMENTS ON ALL TRANSACTIONS TO: ARK INVESTMENT MANAGEMENT LLC, ATTN: CHIEF COMPLIANCE OFFICER, 1865 Broadway, New York, NY 10023.

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APPENDIX C

ARK ETF Trust and ARK Investment Management LLC

Initial and Annual Securities Holding Report

as of ____________, 20__

This report is submitted by _______________________________(print name and position).

As of the date appearing above, I certify the following are each and every Security (with the exception of Exempt Securities) in which I have a direct or indirect “Beneficial Ownership” interest. For purposes of this report, the term Beneficial Ownership generally means, ownership of securities or securities accounts by or for the benefit of a person, or such person’s “immediate family” sharing the same household, including any account in which the employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney.

1 The term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships.

NAME OF SECURITY	TYPE OF SECURITY	TICKER SYMBOL OR CUSIP NO.	NO. OF SHARES	PRINCIPAL AMOUNT (IF APPLICABLE)	BROKER- DEALER/BANK	NATURE OF INTEREST (DIRECT, OWNERSHIP, SPOUSE, CONTROL, ETC.)

[1]	The complete definition of the term “Beneficial Owner” is contained in Appendix A to the Code of Ethics. If you have any question as to whether an interest constitutes “Beneficial Ownership,” consult with the ARK Investment Management LLC Chief Compliance Officer (“CCO”).

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I certify the following are accounts in which I had a direct or indirect Beneficial Ownership as of the date appearing above:

NAME OF BROKER, DEALER OR BANK WITH WHICH ACCOUNT IS HELD AND ACCOUNT NUMBER	DATE ACCOUNT ESTABLISHED	NATURE OF INTEREST (DIRECT, OWNERSHIP, SPOUSE, CONTROL, ETC.)

I also consent to the release of certain personal information (name, home address, social security number and spouse’s first initial) by ARK Investment Management LLC (“Adviser”) to [SERVICE PROVIDER], who will provide Adviser with a report of all known brokerage accounts held by me or my spouse, if applicable. This personal information will be held by [SERVICE PROVIDER] for a period of seven years after which time it will be purged. During this time, [SERVICE PROVIDER] agrees that all personal information shall be held in strict confidence and shall not be revealed to any person, corporation or entity (third parties) without prior written consent of Adviser and the employee. Notwithstanding the foregoing, I understand however that [SERVICE PROVIDER] is authorized to disclose to its other customers, should they inquire, that I am currently (or have been) employed in some capacity in the securities related/financial services industry without identifying Adviser (or any affiliates) as the employer. Such disclosure would generally take place if I opened a securities account with a [SERVICE PROVIDER] client. These steps are being taken by Adviser in its commitment to ensure compliance with federal securities laws.

Signature:_________________________________	Date Report Submitted: _________________________________

Received By: _____________	Reviewed By: _____________	Comments:

Title:	Title:

Date:	Date:

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APPENDIX D

ARK ETF Trust and ARK Investment Management LLC

Quarterly Transaction Report

as of ____________, 20__

☐ 1st Quarter	☐ 2nd Quarter	☐ 3rd Quarter	☐ 4th Quarter

This report is submitted by _______________________________(print name and position).

☐ I hereby certify that I had no security transactions that are required to be reported under the ARK ETF Trust and ARK Investment Management LLC Code of Ethics for the above-indicated quarter.
Signature

☐ I hereby certify that the following is a complete list of all security transactions that are required to be reported under the ARK ETF Trust and ARK Investment Management LLC Code of Ethics for the above-indicated quarter.
Signature

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Date	Trans. Type[1]	Security[2]	# of Shares	Principal Amount	Price	Broker-Dealer	Comments

During the quarter indicated above, I opened the following brokerage accounts:

Brokerage Firm/Address	Name of Broker	Account Number	Date Account Established

This report will not be construed as an admission that the person making the report has any direct or indirect ownership in the securities or accounts to which the report relates.

[1]	Indicate the nature of the transaction as a “BUY”, “SELL” or “OTHER”. If the transaction is “OTHER”, please explain under “Comments”.

[2]	Include the interest rate and maturity date or exercise date, where applicable.

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APPENDIX E

ARK ETF Trust and ARK Investment Management LLC

Code of Ethics Acknowledgment

This form must be completed by each Access Person and each supervised person1 within 10 days of becoming an Access Person or a supervised person and promptly following the redistribution of the Code or any Amendment thereto.

I hereby acknowledge receipt of the ARK ETF Trust and ARK Investment Management LLC Code of Ethics, which includes the personal securities transactions policy and the policy statement on insider trading (“Code”) and any amendments thereto.

I hereby certify that I: (i) recently have read/re-read the Code (including any amendments thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

Name: _________________________________

(Please print or type clearly)

Signature: _________________________________

Date: _________________________________

[1]	“Access Person” and “supervised persons” have the meanings set forth in the Code.

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APPENDIX F

	Exempt from Initial and Annual Holdings Reports and Quarterly Transaction Reports*	Exempt from Pre-Clearance Requirement*
Direct Obligations of the Government of the United States	Yes	Yes
Bankers’ Acceptances	Yes	Yes
Bank Certificates of Deposit	Yes	Yes
Commercial Paper	Yes	Yes
High Quality Short-Term Debt Instruments	Yes	Yes
Repurchase Agreements	Yes	Yes
Shares Issued by Open-End Investment Companies (not including any other fund advised or sub-advised by ARK Investment Management LLC)	Yes	Yes
Shares Issued by Money Market Funds	Yes	Yes
Exchange Traded Funds and Exchange Traded Notes (not including any other fund advised or sub-advised by ARK Investment Management LLC)	No	Yes
Municipal Bonds	No	Yes

* For purposes of determining whether a particular security is an Exempt Security, if you believe such security may be exempt but it is not listed in the chart in this Appendix F, you must consult with the ARK Investment Management LLC Chief Compliance Officer (“CCO”) who will determine whether the security in question is an Exempt Security.

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